Exhibit 23.1
CONSENT OF PRIOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-264008 and 333-278077), Form S-3 (File Nos. 333-275821 and 333-278472), and Form S-1 (File Nos. 333-275061 and 333-265095) of The Cannabist Company Holdings Inc. (the “Company”) of our report dated March 13, 2024 relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 17, 2025